Exhibit 10.1

FIRST AMENDMENT TO

CHANGE OF CONTROL SEVERANCE PLAN

This First Amendment (“First Amendment”) to the Change of Control Severance Plan for Certain Covered Participants of Spirit Finance Corporation (the “Plan”), is adopted by the Board of Directors (the “Board”) of Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), effective as of January 22, 2013 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Sections 8 and 12 of the Plan, the Board has the authority to administer the Plan and to amend the Plan prior to the date of a Change of Control (as defined in the Plan).

C.	The Board has determined to amend the Plan to provide that the Company’s proposed merger with Cole Credit Property Trust II, Inc. will not constitute a Change of Control for purposes of the Plan and to otherwise amend the Plan as set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of Effective Date.

1. Section 3. The definition of “Change of Control” set forth in Section 3 of the Plan is hereby amended and restated in its entirety as follows:

“ “Change of Control” shall be deemed to have taken place upon the occurrence of any of the following events:

(i) any person, entity or affiliated group, excluding any employee benefit plan of the Company acquiring more than 50% of the then outstanding voting securities of the Company;

(ii) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting securities of the Company immediately prior to such merger or consolidation hold less than 50% of the combined voting power of the securities of the surviving company or the ultimate parent of such surviving company;

(iii) the complete liquidation of the Company or the sale or disposition of all or substantially all of the assets of the Company, such that after the transaction, the holders of the voting securities of the Company immediately prior to the transaction hold less than 50% of the voting securities of the acquiror or the ultimate parent of the acquirer; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the date hereof (the “Incumbent Members”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Member. For avoidance of doubt, if the Board is made up of an even number of directors, such majority shall mean fifty-one percent (51%) or more of the directors.

Notwithstanding anything herein to the contrary, an underwritten public sale of Company common stock pursuant to a registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or Form S-11 (or any successor forms thereto adopted by the U.S. Securities and Exchange Commission) shall not constitute a Change of Control. In addition, notwithstanding anything herein to the contrary, the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 22, 2013, by and among Spirit Realty Capital, Inc., Spirit Realty, L.P., Cole Credit Property Trust II, Inc. and Cole Operating Partnership II, LP, shall not constitute a Change of Control for purposes of the Plan.”

2. Section 3. The definitions of “Initial Investor Members”, “Parent” and “Trustee” set forth in Section 3 of the Plan each is hereby deleted in its entirety.

3. Section 17. Section 17 of the Plan is hereby amended and restated in its entirety as follows:

“Reemployment. Notwithstanding anything to the contrary contained herein, in the event that Participant is requested by the Board to terminate his or her employment with the Company in order to become employed by any of its subsidiaries on the same or better terms contained herein, the Participant shall terminate his employment with the Company and commence employment with such subsidiary and such request and termination of employment with the Company and employment by such subsidiary shall not in and of itself be deemed to constitute Good Reason or entitle Participant to any of the compensation or benefits described in Section 4 other than his or her base salary, incentive bonus, expense reimbursements and all other compensation-related payments that are payable as of his termination of employment date and that are related to his or her period of employment preceding his or her termination date; provided, however, that the events described in this subsection shall not excuse the Company of its obligations to the Participant with respect to any other events which may constitute Good Reason.”

4. This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

5. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the Board has caused this First Amendment to be executed by a duly authorized officer of the Company as of the 22nd day of January, 2013.

Spirit Realty Capital, Inc.

By:	/s/ Gregg Seibert
Name: Gregg Seibert
Title: SR VP

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